Exhibit 10.3

                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (the "Agreement") is entered into this 13th day of July by and among Unigene Laboratories, Inc., a Delaware corporation (the "Company"), Jay Levy, a resident of New Jersey, Warren P. Levy, a resident of New Jersey, and Ronald S. Levy, a resident of New Jersey (Warren P. Levy and Ronald S. Levy are referred to herein individually as a "Subordinated Creditor" and collectively as the "Subordinated Creditors").

                                   WITNESSETH:

         WHEREAS, Jay Levy and the Subordinated Creditors jointly hold a promissory note (the "March 2 Note"), dated March 2, 1995, in the original principal amount of $500,000 issued by the Company; and

         WHEREAS, Jay Levy and the Subordinated Creditors jointly hold a promissory note (the "June 29 Note"), dated June 29, 1995, in the original principal amount of $700,000 issued by the Company; and

         WHEREAS, the aggregate principal amount outstanding and owed by the Company to Jay Levy under the March 2 Note and the June 29 Note as of the date hereof is $60,000 and the aggregate amount of accrued and unpaid interest owed by the Company to Jay Levy under the March 2 Note and the June 29 Note as of the date hereof is $103,541; and

         WHEREAS, Jay Levy holds a promissory note (the "Restated Note") of even date herewith in the principal amount of $1,600,000 issued by the Company; and

         WHEREAS, the payment of the March 2 Note, the June 29 Note and the Restated Note are secured by a security interest in the Collateral granted by the Company to Jay Levy and the Subordinated Creditors pursuant that certain Amended and Restated Security Agreement of even date herewith by and among the Company, Jay Levy and the Subordinated Creditors (the "Security Agreement"); and

         WHEREAS, to induce Jay Levy to make certain of the loans to the Company evidenced by the Restated Note, each of the Subordinated Creditors has agreed to subordinate his security interest in the Collateral to the security interest in the Collateral granted to Jay Levy, all on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.

         1.1 All terms used herein and not defined shall have the meanings ascribed to such terms in the Security Agreement.

         1.2 The following terms when used herein shall have the following meanings:
                  (a) "Senior Debt" shall mean all indebtedness, liabilities, and obligations of the Company to Jay Levy under the Restated Note, the March 2 Note and the June 29 Note, including, without limitation, principal, interest (including interest accruing after the bankruptcy of the Company) and fees payable thereunder.

                  (b) "Subordinated Debt" shall mean all indebtedness, liabilities, and obligations of the Company to the Subordinated Creditors under the March 2 Note and the June 29 Note, including, without limitation, principal, interest and fees payable thereunder.

2. Subordination. Each Subordinated Creditor hereby agrees that any and all liens on and security interests in the Collateral granted by the Company, whether pursuant to the Security Agreement or otherwise, to such Subordinated Creditor to secure any Subordinated Debt is hereby immediately made subordinate and junior to, and postponed in priority and effect to, the liens on and security interests in the Collateral granted by the Company pursuant to the Security Agreement to Jay Levy to secure the Senior Debt, all as if Jay Levy's security interests had been perfected by the timely filing of financing statements or by any other legal means prior to the time the security interest with respect to the Subordinated Debt was perfected and prior to the filing of any financing statements in connection with the Subordinated Debt.

3. Rights to Collect Prior to Subordinated Debt. In the event of, and commencing with the date of, any dissolution, winding up, liquidation, reorganization or other similar proceeding relating to the Company, its creditors or its property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of the assets of the Company), the Senior Debt shall be satisfied in full in cash or otherwise to the reasonable satisfaction of Jay Levy before the Subordinated Creditors shall be entitled to receive and/or retain any payment, distribution, asset or other property of the Company in respect of the Subordinated Debt and, in order to implement the foregoing, all payments, distributions or transfers of property of any kind in respect of the Subordinated Debt to which any Subordinated Creditor would be entitled but for the provisions of this Agreement shall be made directly to Jay Levy (and each Subordinated Creditor hereby directs any person making such payment or distribution to make such payment or distribution directly to Jay Levy).

4. Postponement of Enforcement. Each Subordinated Creditor hereby agrees that he shall not attempt to assert, enforce or take any action in furtherance of any rights or remedies granted pursuant to the Security Agreement in respect of the Subordinated Debt unless and until the Senior Debt shall have been satisfied in full in cash or otherwise to the reasonable satisfaction of Jay Levy; provided that the foregoing shall not terminate or otherwise void the rights granted to the Subordinated Creditors pursuant to the Security Agreement.

5. Further Assurances. Each Subordinated Creditor hereby agrees to execute any and all such further agreements, documents and instruments, and to take or refrain from taking any further action, as Jay Levy reasonably may request to carry into effect the intent of this Agreement.

6. Term. This Agreement shall remain in full force and effect until all Senior Debt has been satisfied in full in cash or otherwise to the reasonable satisfaction of Jay Levy.

7. Binding Effect. This Agreement shall be binding upon the Company and the Subordinated Creditors and their respective, heirs, executors, administrators, successors and assigns and shall inure to the benefit of Jay Levy and his heirs, executors, administrators, successors and assigns.

8. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given
(i) on the same day if given by personal delivery, (ii) on the following business day if given by telecopier with confirmation of receipt, or (iii) on the following business day if given by nationally recognized overnight air courier, in each case addressed to the party to be notified at:

         110 Little Falls Road
         Fairfield, New Jersey, 07004,
         Attention: [Name of Party]
         Facsimile: 973-227-6088

or at such other address as such party may designate by ten days' advance written notice given hereunder to any other party.

9. Waiver. No delay or failure on the part of any party in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or any other right, privilege, remedy or option, and no waiver shall be valid unless in writing and signed by each party and then only to the extent therein set forth.

10. Modifications and Amendments. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect thereto. This Agreement may not be changed, modified or amended orally, but only by a writing signed by all parties hereto.

         11. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New Jersey without giving effect to conflicts of laws principles.

         12. Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which shall constitute the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                            UNIGENE LABORATORIES, INC.

                                            By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                            ------------------------------------
                                            JAY LEVY

                                            ------------------------------------
                                            WARREN P. LEVY

                                            ------------------------------------
                                            RONALD S. LEVY

                                            Prepared by:

                                            -----------------------
                                            T. Thomas Van Dam, Esq.